NEWS RELEASE

CONTACT:
Paul A. Criscillis, Jr.
Senior Vice President and CFO 770-822-4262

FOR IMMEDIATE RELEASE

NATIONAL VISION REPORTS OPERATING RESULTS FOR
2004 FISCAL FIRST QUARTER

Lawrenceville, Georgia, May 17, 2004 -- National Vision, Inc. (AMEX:NVI) today announced operating results for its fiscal first quarter ended April 3, 2004.

Total net revenue from continuing operations for the first quarter of 2004 was $64.0 million, a 12% increase over total net revenue from continuing operations of $57.2 million in the prior year’s first quarter. The Company achieved a year-over-year comparable store sales increase of +11%. Net income for 2004’s first quarter was $3.1 million, or $0.56 per share on a diluted basis, in comparison with a net loss of $2.0 million, or -$0.41 per share, in the first quarter of 2003. The prior year’s first quarter net loss included a charge of $564,000, or -$0.11 per share, representing the cumulative effect of a change in accounting principle.

“NVI delivered a very strong quarter,” stated Reade Fahs, CEO and President. “In spite of having 50 fewer stores, we made large strides in overall profitability – with net income up over +$5 million and EBITDA up approximately +$3.8 million versus a year ago. We did this via double-digit comparable sales, significant margin improvements and cost controls – all of which were accomplished via the tremendous efforts of the talented team of optical retailers who are dedicated to making NVI successful.”

Fahs further commented, “While our first quarter performance was highly encouraging, the current retailing environment has become more challenging, as consumers cope with rapidly rising gasoline prices and the consequent pressures on disposable incomes. Further, we are now beginning to comp against the stronger sales results that commenced in the second quarter of 2003 as a result of last year’s re-engineering of our store operations.”

The Company also announced that, on May 13, 2004, its Board of Directors authorized management to expend up to $12 million to repurchase outstanding Senior Subordinated Notes, subject to compliance with applicable debt covenants. The Board also engaged TM Capital Corp. as its financial advisor to review the Company’s strategic alternatives, which may include a possible recapitalization or refinancing of debt, sale of the Company or sale of a controlling interest in the Company. Any sale of the Company could possibly include equity participation by current members of senior management. There is no assurance that any such transaction will be effected or even pursued by the Company.

The Company will hold an Investor Relations Conference Call on Tuesday, May 18, 2004, at 11:00 a.m. EDST to discuss its first quarter results. The general public can access this conference call via the Company’s website at www.nationalvision.com. Following the conclusion of the prepared remarks by management, the Company will accept and address questions from institutional investors.

The Company’s financial disclosures refer to EBITDA because it is the basis for calculating excess cash flow principal repayments required under the Company’s Senior Subordinated Notes, and it is a widely accepted financial indicator of a company’s ability to service or incur indebtedness. EBITDA is calculated as net earnings before interest, taxes, depreciation, amortization, the cumulative effect of a change in accounting principle, non-cash items and reorganization items as defined under the Senior Subordinated Debt Indenture. A reconciliation of net earnings (loss) to EBITDA is presented in the attached financial tables.

National Vision, Inc. is a retail optical company that operates vision centers within host environments in the United States and Mexico. Our vision centers sell a wide range of optical products including eyeglasses, contact lenses and sunglasses. As of May 17, 2004, the Company operated a total of 442 vision centers, of which 333 were located inside domestic Wal-Mart stores, 37 were located within Wal-Mart de Mexico stores, 47 were located inside Fred Meyer stores and 25 were located on military bases within the United States. In 2004, through May 17, the Company has closed 28 stores (including 26 domestic Wal-Mart stores) and opened two stores on military bases. As of May 17, 2004, the Company also operated two home medical equipment stores inside domestic Wal-Mart stores. The Company depends on its domestic Wal-Mart vision centers for substantially all of its revenues and cash flow. The Company’s agreement with Wal-Mart gave it the right to open 400 vision centers, the last of which opened in 2001. The Company does not currently expect Wal-Mart to renew any of the Company’s vision center leases upon their expirations (other than automatic renewals occurring upon relocation of current Company locations in connection with conversions to supercenters). For the remainder of 2004, the Company expects an additional 32 leases for vision centers within Wal-Mart to expire. Investments in the debt and equity securities of National Vision, Inc. are subject to substantial risks as described in the Company’s public filings with the Securities and Exchange Commission.

- FINANCIAL TABLES TO FOLLOW -

This release includes statements concerning the Company's plans, beliefs and expectations for future periods. These “forward-looking statements” may be identified by the use of words such as “intends,” “contemplates,” “believes,” “anticipates,” “expects,” “should,” “could,” “would” and words of similar import. These forward-looking statements involve known and unknown risks and uncertainties that could cause actual results to differ materially from the expectations expressed or implied in such statements. With respect to such forward-looking statements and others that may be made by, or on behalf of, the Company, the factors described as "Risk Factors" in the Company's Reports filed with the SEC, could materially affect the Company's actual results.

These risks and uncertainties include, among others, impaired relationships with the Company’s vendors or customers as a result of the Company’s high leverage and its potential inability to repay its debt, an adverse change in the Company’s relationship with Wal-Mart, changes in economic conditions (including an increase in interest rates), financial markets or customer demand, the level of competition in the retail eyecare industry, federal and state regulation of the healthcare and insurance industries (particularly in California), the Company's financial condition and other risks and uncertainties set forth in the Company's filings with the Securities and Exchange Commission.

All forward-looking statements included in this release are based upon management's present expectations and the information available at this time. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or other factors.

NATIONAL VISION, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share information) (Unaudited)

	Three months	Three months
	ended	ended
	April 3, 2004	March 29, 2003
Retail sales, net	$61,713	$55,591
Premium revenue	1,896	1,343
Other revenue	427	219

Total net revenue	64,036	57,153
Cost of goods sold	26,647	25,341

Gross profit	37,389	31,812
Selling, general & administrative expense	31,229	29,972

Operating income	6,160	1,840
Other expense, net	(2,871)	(3,305)

Earnings (loss) before taxes, discontinued operations and
cumulative effect of a change in accounting principle	3,289	(1,465)
Income tax expense	(185)

Net earnings (loss) before discontinued operations and
cumulative effect of a change in accounting principle	3,104	(1,465)

Discontinued operations:
Operating income (loss) from discontinued operations	(35)	28
Gain (loss) on disposal	22	(47)
Loss from discontinued operations	(13)	(19)

Earnings (loss) before cumulative effect of a change in
accounting principle	3,091	(1,484)
Cumulative effect of a change in accounting principle		(564)

Net earnings (loss)	$3,091	$(2,048)

Earnings (loss) per common share:

Basic	$0.61	$(0.41)

Diluted	$0.56	$(0.41)

NATIONAL VISION, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
April 3, 2004 and January 3, 2004 (In thousands)

	April 3, 2004	January 3,
	(unaudited)	2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,091	$3,545
Accounts receivable
(net of allowance: 2004 - $678; 2003 - $769)	3,963	3,078
Inventories	16,774	17,387
Other current assets	1,331	1,278
Deferred income tax asset	7,630	7,305
Total current assets	38,789	32,593
PROPERTY AND EQUIPMENT, net	12,659	13,619
INTANGIBLE VALUE OF CONTRACTUAL RIGHTS
(net of accumulated amortization: 2004 - $21,342;
2003 - $19,466)	91,403	93,279
OTHER ASSETS AND DEFERRED COSTS
(net of accumulated amortization: 2004 - $1,021
2003 - $ 964)	772	806
	$143,623	$140,297
LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,587	$3,506
Accrued expenses and other current liabilities	24,440	25,132
Current portion of long-term debt		545
Total current liabilities	29,027	29,183
DEFERRED INCOME TAX LIABILITY	7,630	7,305
SENIOR SUBORDINATED NOTES	94,939	94,939
SHAREHOLDERS' EQUITY:
Common stock $0.01 par value; 10,000,000 shares authorized,
5,239,359 and 5,243,047 shares issued and outstanding
at April 3, 2004, and January 3, 2004, respectively	52	52
Additional paid-in capital	25,138	25,129
Deferred stock compensation	(74)	(108)
Retained deficit	(12,841)	(15,932)
Accumulated other comprehensive loss	(248)	(271)
Total shareholders' equity	12,027	8,870
	$143,623	$140,297

NATIONAL VISION, INC.
COMPUTATION OF CONSOLIDATED EBITDA
Three Months Ended April 3, 2004 and March 29, 2003
(In thousands)

	First Quarter
	2004	2003

Net earnings (loss)	$3,091	$(2,048)
Adjustment to net earnings (loss):
Interest expense, net	2,871	3,305
Income tax expense	185
Cumulative effect of a change in accounting principle		564
Depreciation and amortization	3,540	4,086
EBITDA	$9,687	$5,907